UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

ACHERON, INC.
(Exact name of Registrant as specified in charter)

Nevada	00052284	87-0530644
(State of Incorporation)	(Commission File No.)	(IRS Employer
		Identification Number)

5F, No.166, Sinhu 2nd Road
Neihu District, Taipei City
Taiwan
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:	(011)-8862-8791-8838

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01	Other Events

As previously disclosed in the Current Report on Form 8-K of Acheron, Inc. (the “Company”) dated February 14, 2008 and its amendment dated March 10, 2008, the Company consummated a share exchange with Shing Mei Enterprises Ltd. (“Shing Mei”), a corporation organized under the laws of Samoa by issuing 15,000,000 shares of common stock in exchange for all of the shares of Shing Mei on February 13, 2008 (the “Share Exchange”).

Shing Mei, through its five wholly owned subsidiaries in the People’s Republic of China, is an international designer, developer and manufacturer of computer components including connectors, wire harness and cable assemblies.

As a result of the Share Exchange, Shing Mei became a wholly-owned subsidiary of the Company and the Company succeeded to the business of Shing Mei. The historical financial statements of Shing Mei became the historical financial statements of the Company on a consolidated basis. The Company’s stand alone financial statements for the fiscal year ended December 31, 2007 were filed with the Securities and Exchange Commission on January 24, 2008, the day prior to the consummation of the Share Exchange.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description

Exhibit 99.1	The auditor report and the consolidated financial statements of the Company for the fiscal years ended December 31, 2007 and 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acheron Inc.

April 23, 2008	By:	/s/ Agatha Shen
Agatha Shen
President